UBS Funds
10f-3


1.) Fund:  UBS U.S. Small Cap Growth Fund

Issuer: Jet Blue Airways

The issuer has been in continuous operation for 3.5 years.

Yes, offering is registered under the U.S. Securities Act of 1933.

Yes, it is a firm commitment underwriting.

Underwriters:
Morgan Stanley, Merrill Lynch, Raymond James, UBS Warburg

Underwriters from whom purchased: Morgan Stanley

Offering commenced on April 11, 2002.
Date of purchase was April 11, 2002.

Aggregate total to be bought was 2,400 shares.
Total amount of offering was 5,866,667 shares.
Percentage of offering being purchased was 0.041.

Initial public offering price was $27.
Per share purchase price was $27.

Commission was 4.56% or $2,952.

Approved 4/12/02.

2.) Fund:  UBS U.S. Small Cap Growth Fund

Issuer: Aeropostale, Inc.

The issuer has been in continuous operation for 3.75 years (since 8/3/98).

Yes, offering is registered under the U.S. Securities Act of 1933.

Yes, it is a firm commitment underwriting.

Underwriters (and underwriters from whom purchased):
Bear Stearns, Merrill Lynch, Banc of America, U.S. Bancorp and Wachovia

Offering commenced on May 16, 2002.
Date of purchase was May 16, 2002.

Aggregate total to be bought was 3,900 shares.
Total amount of offering was 12,500,000 shares.
Percentage of offering being purchased was 0.0312.

Initial public offering price was $18.
Per share purchase price was $18.

Commission was 4.22% or $2,660.

Approved 5/20/02.

3.) Fund:  UBS Global Equity Fund

Issuer: Principal Financial Group, Inc.

The issuer has been in continuous operation for 121 years.

Yes, offering is registered under the U.S. Securities Act of 1933.

Yes, it is a firm commitment underwriting.

Underwriters:
Goldman Sachs, Citigroup, Salomon Smith Barney, Bear Stearns, UBS Warburg

Underwriters from whom purchased: Goldman Sachs

Offering commenced on October 22, 2002.
Date of purchase was October 22, 2002.

Aggregate total to be bought was 200,000 shares.
Total amount of offering was 85,000,000 shares.
Percentage of offering being purchased was 2.35.

Initial public offering price was $18.50.
Per share purchase price was $18.50.

Commission was 3% or $0.49.

Approved 10/22/02.

4.) Fund:  UBS Global Equity Fund

Issuer: Prudential Financial, Inc.

The issuer has been in continuous operation for 125 years.

Yes, offering is registered under the U.S. Securities Act of 1933.

Yes, it is a firm commitment underwriting.

Underwriters:
Goldman Sachs, Prudential, Merrill Lynch, Lehman Brother and CSFB

Underwriters from whom purchased: Goldman Sachs

Offering commenced on December 12, 2002.
Date of purchase was December 12, 2002.

Aggregate total to be bought was 150,000 shares.
Total amount of offering was 110,000,000 shares.
Percentage of offering being purchased was 1.36.

Initial public offering price was $27.50.
Per share purchase price was $27.50.

Commission was 3% or $0.74.

Approved 12/12/02.